Exhibit 10.27

State registration No. 1949 as of 19 January 2006

ADDENDUM No. 2

to the Contract for mining of nickel-cobalt ore at Novo-Shandashinsk and Kara-Obinsk deposits in Aktyubinsk oblast of the Republic of Kazakhstan in accordance with the Licences No.420 and No.426 as of 12.10.95 between

MINISTRY OF ENERGY AND MINERAL RESOURCES
 of the Republic of Kazakhstan

(Competent Body)

and

“Kyzyl Kain Mamyt”LLP

 (Contractor)

Astana, 2006

(English Translation)

Present addendum No. 2 to the Contract for mining of nickel-cobalt ore at Novo-Shandashinsk and Kara-Obinsk deposits in Aktyubinsk oblast of the Republic of Kazakhstan in accordance with the Licenses No.420 and No.426 as of 12.10.95 was made on 19 January 2006 between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (hereafter referred to as “Competent Body”) and “Kyzyl Kain Mamyt” Limited Liability Partnership (hereafter referred to as “Contract”).

PREAMBLE

WHEREAS

In view of the absence of the marketing area, the Contractor intends to proceed with construction of the nickel processing plant to provide for the nickel ore production at the contract projects.

The expert commission for review of requests of the subsurface users to change the conditions of the Licenses and Contracts (Minutes No. 16 as of 01 June 2005) decided to introduce amendments into the Work Program of the Contract in accordance with the perspective plans to construct the nickel processing plant

The Competent Body and the Contractor have agreed as follows:

1.	Clause 10 in Section 1 of the Contract “Definitions” shall be amended as follows:

“10. The Competent Body means the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan”

2.	Throughout the text of the Contract to change the words “Investment Agency of the Republic of Kazakhstan” to “Ministry of Energy and Mineral Resources of the Republic of Kazakhstan”

3.
In clauses 5.4.-5.7 in Section 5 of the Contract “Title to assets and information” to change the words “Committee of Geology and Protection of Mineral Resourses under the Ministry of Natural Resources and Environmental Protection of the Republic of Kazakhstan” to “Committee of Geology and Protection of Subsurface Use  under the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan”

4.
To add clause 7.2.11 in Section 5 of the Contract “General rights and obligations of the Parties as follows: “Therewith, when the amount of funds under the obligation to train and retrain the personnel and computerization exceeds the real need to train the engaged personnel, the Contractor will use the remaining amount for financing of the secondary education system’s priority tasks in accordance with Agreement on Cooperation between the Ministry of Education and Science of the Republic of Kazakhstan and  the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan. Information on the remaining part of funds will be submitted to the Competent Body upon approval of the annual Work Program and budget for the following year of the Contract term”.

Section 8 shall be added clause 8.4. “The Contractor shall finance 100 million USD for the construction of the mining-and-metallurgical integrated plant for the remaining period of the Contract term.

5.	Clause 31.2. in Section 31 of the Contract “Additional Provisions” shall be amended as follows:

“29.2 Notices and documents shall be delivered in hand or sent by post, registered airmail, fax, by telex at the following addresses:

COMPETENT BODY                                                                           CONTRACTOR

Ministry of Energy and                                                                           “Kyzyl Kain Mamyt” LLP
Mineral Resources of the                                                                       Republic of Kazakhstan
Republic of Kazakhstan                                                                          469830, Aktyubinsk oblast,
473000, Astana                                                                                         Kargalinsk region,
Kabanbay batyr str., 22                                                                            Badamninsk village
Tel.: 8 (3172) 78-68-55                                                                            Lenin str., 20
Fax: 8 (3172) 78-68-65

6.	To change the Work Program (Appendix 1a) to the Work Program to the Contract (Appendix 1c).

Present addendum No. 2 to the Contract was made on 19 January 2006 in Astana, Republic of Kazakhstan and signed by the authorized representatives of the Parties.

SIGNATURES OF PARTIES

COMPETENT BODY                                                                           CONTRACTOR

__________________                                                                ____________________

B. Izmukhambetov                                                                           A. Aleksandrov

First Vice-Minister                                                                           Director of
of the Ministry of Energy                                                                           “Kyzyl Kain Mamyt” LLP
and Mineral Resources

of the Republic of Kazakhstan